UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2011

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On October 1, 2011, upon the recommendation of the Compensation and Nominating Committee, the Board of Directors of Carmike Cinemas, Inc. (the “Company”) elected Mark R. Bell as a member of the Board of Directors, effective immediately. The Company’s Board of Directors has also appointed Mr. Bell to serve on its Audit Committee. Mr. Bell was not elected pursuant to any arrangement or understanding between him and any other persons and there are no prior relationships between Mr. Bell and the Company or transactions with the Company in which Mr. Bell had any material interest. Mr. Bell will be entitled to receive compensation in accordance with the Company’s non-employee director compensation package.

Mr. Bell, 66, is a retired senior partner at Pricewaterhouse Coopers, LLP and Arthur Anderson, LLP and has over 36 years of experience in the energy, utility and telecom industries. Currently, Mr. Bell serves as a director and Audit Committee Chairman of Reliability First Corporation, a not-for-profit company whose mission is to serve and enhance electric service reliability and security, and as a director and Audit Committee Chairman of TRX Corporation, a global technology company specializing in travel technology and data services.

The Company has entered into an Indemnification Agreement (the “Indemnification Agreement”) on its standard form for such agreements with Mr. Bell. Under the Indemnification Agreement, the Company will agree to indemnify Mr. Bell against liability, subject to certain limitations, arising out of his performance of his duties to the Company. The Indemnification Agreement will provide indemnification in addition to the indemnification provided by the Company’s certificate of incorporation, by-laws and applicable law. Among other things, the Indemnification Agreement will provide indemnification for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by Mr. Bell in any action or proceeding, including any action by or in the right of the Company, arising out of his service to the Company or to any other entity to which he provides services at the Company’s request. Further, the Company will agree to advance expenses, subject to certain limitations, Mr. Bell may incur as a result of any proceeding against him as to which he could be indemnified.

The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the form of Indemnification Agreement, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K Filed on March 11, 2009 and incorporated herein by reference.

A copy of the Company’s press release regarding the above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1         Press release, dated October 3, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: October 3, 2011	By:
/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President— General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release, dated October 3, 2011.